Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-288494 on Form S-4 of NB Bancorp, Inc. of our report dated March 31, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Provident Bancorp, Inc. for the year ended December 31, 2024, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP

Crowe LLP

Fort Lauderdale, Florida

July 28, 2025